EXHIBIT 10.10


     FIRST AMENDMENT TO LEASE dated this 24th day of October, 1994, by and between VAN BRUNT ASSOCIATES, a Limited Partnership, having an office at 14A Worlds Fair Drive, Franklin Township, New Jersey 08873 (having a mailing address at P.O. Box 5850, Somerset, New Jersey 08875-5850), hereinafter called the "Landlord"; and MEDICAL NUTRITION, INC. a New Jersey corporation, having an address at 10 West Forest Avenue, Englewood, New Jersey 07631, hereinafter called the "Tenant".

                              W I T N E S S E T H :

     WHEREAS, the Landlord owns certain lands and premises in the City of Englewood, County of Bergen and State of New Jersey, which lands and premises are commonly known as 10 West Forest Avenue (hereinafter called the "Building"); and

     WHEREAS, Landlord and Tenant have previously entered into a lease agreement dated October 4, 1984, hereinafter called the "Lease", in connection with the leasing of approximately 7,500 square feet of space in the Building, hereinafter called the "Leased Premises"; and

     WHEREAS, the Landlord and Tenant have agreed to extend the Lease for a further period of five (5) years, which extended term shall commence as of January 1, 1995 and shall expire on December 31, 1999.

     NOW, THEREFORE, in consideration of the sum of one ($1.00) DOLLAR and other good and valuable consideration, the parties hereto covenant and agree as follows:

     1. The Lease is hereby extended for a further period of five (5) years, which Lease extension shall commence as of January 1, 1995, and shall expire as of December 31, 1999, hereinafter called the "Extended Term".

     2. Tenant shall pay annual rent during the Extended Term in the amount of SIXTY THOUSAND AND 00/100 ($60,000.00) DOLLARS per annum, payable in equal installments of FIVE THOUSAND AND 00/100 ($5,000.00) DOLLARS per month, in the same manner as provided in Article 3 of the Lease, together with all additional rent and other lease charges required thereby.

     3. It is expressly understood and agreed that the Tenant shall continue to occupy the Leased Premises as of the commencement of the Extended Term in an "as is" condition.

     4. Article 16 of the Lease is hereby amended so as to insert the following
Article 16.4:

       "16.4 Without limiting anything hereinabove contained in this Article 16, Tenant expressly covenants and agrees to fully comply with the provisions of the New Jersey Industrial Site Recovery Act (N.J.S.A. 13:1K-6, et seq.), or any successor statute, hereinafter referred to as "ISRA", and all regulations promulgated thereto (or under the New Jersey Environmental Clean-Up Responsibility Act, the predecessor statute of ISRA, as applicable) prior to the expiration or earlier termination of the within lease, or at any time that any action of the Tenant triggers the applicability of ISRA. In particular, the Tenant agrees that it shall comply with the provisions of ISRA in the event of any "closing, terminating or transferring" of Tenant's operations, as defined by and in accordance with the regulations which have been promulgated pursuant to ISRA. In the event evidence of such compliance is not delivered to the Landlord prior to surrender of the Leased Premises by the Tenant to the Landlord, it is understood and agreed that the Tenant shall be liable to pay to the Landlord an amount equal to two times the Base Rent then in effect, prorated on a monthly basis, together will all applicable additional rent from the date of such surrender until such time as evidence of compliance with ISRA has been delivered to the Landlord, and together with any costs and expenses incurred by Landlord in enforcing Tenant's obligations under this Article 15.3. Evidence of compliance, as used herein, shall mean a "letter of non-applicability" issued by the New Jersey Department of Environmental Protection, hereinafter referred to as "NJDEP", or an approved "negative declaration" or a "remediation work plan" which has been fully implemented and approved by NJDEP. Evidence of compliance shall be delivered to the Landlord together with copies of all submissions made to, and received from, the NJDEP, including all environmental reports, test results and other supporting documentation. In addition to the above, Tenant hereby agrees that it shall cooperate with Landlord in the event of the termination or expiration of any other lease affecting the Property, or a transfer of any portion of the property indicated on Schedule "A", or any interest therein, which triggers the provisions of ISRA. In such case, Tenant agrees that it shall fully cooperate with Landlord in connection with any information or documentation which may be requested by the NJDEP. In the event that any remediation of the Property is required in connection with the conduct by Tenant of its business at the Leased Premises, Tenant expressly covenants and agrees that it shall be responsible for that portion of said remediation which is attributable to the Tenant's use and occupancy thereof. Tenant hereby represents and warrants that its Standard Industrial Classification No. is 0638, and that Tenant shall not generate, manufacture, refine, transport, treat, store, handle or dispose of "hazardous substances" as the same are defined under ISRA and the regulations promulgated pursuant thereto. Tenant hereby agrees that it shall promptly inform Landlord of any change in its SIC number or the nature of the business to be conducted in the Leased Premises. The within covenants shall survive the expiration or earlier termination of the lease term.

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     4. Article 51 of the Lease entitled "Renewal Option" is hereby deleted in its entirety.

     5. Except as hereinabove referred to, all other terms and conditions of the Lease shall remain in full force and effect, unimpaired and unmodified.

     6. This agreement shall be binding upon the parties hereto, their heirs, successors and assigns.

     IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed by their proper corporate officers and caused their proper corporate seals to be hereto affixed the day and year first above written.



WITNESS:                                    VAN BRUNT ASSOCIATES


/s/ SONDRA STEINBERG                        /s/ HERBERT PUNIA
--------------------                        -----------------
                                            Partner


ATTEST:                                     MEDICAL NUTRITION, INC.


/s/ MYRA GANS                               By: /s/  ARNOLD M. GANS
--------------------                            -------------------

STATE OF                   )
                           )       SS.:
COUNTY OF SOMERSET         )


         BE IT REMEMBERED, that on this 24th day of OCTOBER, 1994, before me, the subscriber, SONDRA A. STEINBERG, personally appeared HERBERT PUNIA, Partner of VAN BRUNT ASSOCIATES, a New Jersey Limited Partnership, who, I am satisfied, is the Landlord mentioned in the within Instrument, and thereupon he acknowledged that he signed, sealed and delivered the same as his act and deed, for the uses and purposed therein expressed.



                                      /s/ SONDRA STEINBERG
                                      --------------------------------------
                                      SONDRA STEINBERG
                                      NOTARY PUBLIC OF NEW JERSEY
                                      My Commission Expires Nov. 23, 1995

STATE OF NEW JERSEY     )
                        )       SS.:
COUNTY OF BERGEN        )

         BE IT REMEMBERED, that on this 13th day of OCTOBER, 1994, before me, the subscriber, MEDICAL NUTRITION, INC., personally appeared, ARNOLD M. GANS, who, I am satisfied is the person who signed the within instrument as ARNOLD M. GANS of MEDICAL NUTRITION, INC., a New Jersey corporation, the Tenant mentioned in the within Instrument, and he thereupon acknowledged that the said instrument made by the corporation and sealed with its corporate seal, was signed, sealed with the corporate seal and delivered by him as such officer and is the voluntary act and deed of the corporation, made by virtue of authority from its Board of Directors.



                                      /s/ KIM ARMSTRONG
                                      --------------------------------------
                                      KIM R. ARMSTRONG
                                      NOTARY PUBLIC OF NEW JERSEY
                                      My Commission Expires Feb. 17, 1999


PREPARED BY: ROBERT K. BROWN, ESQ.